Exhibit 10.1

NOTE AND SECURITY AGREEMENT

This Note and Security Agreement (as amended, amended and restated, supplemented and otherwise modified from time to time, this “Note”) is made as of November 14, 2024 (the “Closing Date”), among CH CAPITAL LENDING, LLC, a Delaware limited liability company (the “Lender”), HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“HOFREC”), HOF Village NewCo, LLC, a Delaware limited liability company (“NewCo”), HOF Village Retail I, LLC, a Delaware limited liability company (“HOF VR I”), HOF Village Retail II, LLC, a Delaware limited liability company (“HOF VR II”, and collectively with HOFREC, NewCo and HOF VR I, each a “Borrower” and, collectively, jointly and severally, “Borrowers”).

Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made.

In consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

1. DEFINITIONS

1.01 Certain Defined Terms. Except as otherwise expressly provided in this Note, the following terms shall have the meanings given them in this Section 1.01:

“Affiliated Term Loan Agreement” means that certain Term Loan Agreement, dated December 1, 2020, among HOFREC, the other Persons (if any) signatory thereto, and CH Capital Lending, LLC, as administrative agent, as amended, restated, supplemented and otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“BETR” means Instabet, Inc., a Delaware corporation.

“Blocked Account” means an account established by a Borrower with a financial institution acceptable to Lender subject to a control agreement in form and substance satisfactory to Lender.

“Business Day” means any day on which commercial banks in New York, New York are required by applicable law to be open for business.

“Collateral” means all of the property of any Borrower described in Section 4, together with all other real or personal property of any Borrower or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Obligations.

“Default” means any event or condition, the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Period” means the period of time commencing on the day an Event of Default occurs and continuing through the date the Event of Default has been waived (or cured to the satisfaction of Lender).

“Default Rate” means an interest rate equal to 5% per annum in excess of the interest rate otherwise payable hereunder.

“Facility Amount” means $2,000,000.

“Interest Rate” means 12% per annum.

“Loan Documents” means this Note and all other agreements, instruments and documents including guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Loans” means all loans and advances made by Lender to or on behalf of any of the Borrowers hereunder.

“Maturity Date” means the earliest to occur of (i) closing of the Take Private Transaction, (ii) March 31, 2025 and (iii) the occurrence of an Event of Default under Section 6.01(g) or (h) hereunder.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) fees, costs and expenses payable hereunder, and (c) all other fees and commissions (including attorneys’ fees and expenses), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by Borrowers to Lender of every kind, nature and description, direct or indirect, primary or secondary, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether several, joint, or joint and several, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against Borrowers any bankruptcy or similar proceeding, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including any instrumentality, division, agency, body or department thereof.

“Take Private Transaction” means the acquisition, through a to-be-formed affiliated entity controlled by IRG Canton Village Member, LLC (“Buyer”), of all of the outstanding shares of common stock, par value $0.0001 per share, of HOFREC that are not held by Buyer, its affiliated entities and any potential co-investors in Buyer or its affiliates.

“Termination Date” means the earliest of (a) the Maturity Date and (b) the date Lender accelerates the Obligations pursuant to Section 6.02.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Visit Canton Sponsorship Agreement” means the sponsorship agreement to be negotiated among HOFREC and Visit Canton, the terms of which shall be satisfactory to Lender in its sole discretion, pursuant to which Visit Canton will provide funds to HOFREC based on the county lodging tax collected by Visit Canton.

1.02 Other Definitional Terms; Rules of Interpretation.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note. All terms defined in the Uniform Commercial Code and not otherwise defined herein have the meanings assigned to them in the Uniform Commercial Code. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Note unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder. Periods of days referred to in this Note will be counted in calendar days unless Business Days are expressly prescribed.

2. LOANS.

Subject to the terms and conditions of the Loan Documents, Lender may from time to time in its sole discretion agree to make to Borrowers one or more Loans in an aggregate amount not to exceed the Facility Amount. Amounts repaid may be reborrowed in the sole discretion of Lender and otherwise subject to the terms and conditions hereof. In order to request a Loan, the SVP of finance of HOFREC will submit to Lender a written advancement request (email being sufficient) (any such request, an “Advancement Request”) that includes reasonable details regarding the following: (i) the principal amount of the requested Loan, (ii) the intended use of the requested funds, (iii) the party(ies) to whom the funds will be paid, (iv) the intended timing of such payments, and (v) any other information reasonably requested by Lender in connection with its evaluation of the Advancement Request. All Advancement Requests shall be delivered by email to Richard Klein at rklein@industrialrealtygroup.com. Following receipt of an Advancement Request, Lender will have two (2) business days to notify the Borrowers in writing (email being sufficient) if such request has been approved or denied by Lender. If Lender approves the Advancement Request, Lender will promptly (and in any event within two (2) Business Days after such approval) disburse the applicable funds at Lender’s option to either the applicable Borrower(s) or to the recipient(s) named in such Advancement Request in accordance with the payment instructions set forth in such Advancement Request. All Advancement Request responses by Lender shall be delivered by email to the following individual: Eric Hess, addressed to eric.hess@HOFVillage.com.

Notwithstanding the foregoing and without limiting Lender’s sole discretion to make any Loans hereunder, (a) in no event shall Lender advance more than in the aggregate $1,250,000 of the Facility Amount in the month of November, 2024, which shall in any event consist of (i) a maximum of $500,000 prior to the execution of the Visit Canton Sponsorship Agreement and, (ii) following execution of the Visit Canton Sponsorship Agreement, an additional amount of up to $500,000 unless HOFREC is required to make payment in respect of a fairness opinion, in which case, such additional amount following execution of the Visit Canton Sponsorship Agreement may be up to $750,000 (such additional amount up to $250,000 as may be required in respect of a fairness opinion being referred to herein as the “Fairness Opinion Advance”), and (b) in no event shall Lender advance more than in the aggregate $750,000 in the month of December 2024 (which advances shall in no event be sooner than December 15, 2024) plus the Fairness Opinion Advance if HOFREC is required to make such payment and such advance was not made in November pursuant to clause (a) hereof.

3. INTEREST, FEES AND CHARGES.

3.01 Interest Rate; Default Interest Rate.

Each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Interest Rate. During a Default Period, each Loan shall, unless as otherwise agreed to by Lender in writing, automatically bear interest at the Default Rate, effective as of the first day of the month in which the Default Period begins. The decision of Lender to not impose the Default Rate shall be made by the Lender, in its sole discretion, and shall not be a waiver of any of its other rights and remedies.

3.02 Payment of Principal and Interest.

The principal balance of each Loan shall be due and payable in full on the Termination Date. Accrued and unpaid interest shall be payable on the first day of each month (for the immediately preceding month), provided that the amount of any such interest payable at such times shall not be paid in cash but, instead, shall be added to the unpaid principal balance of the Note (which added amounts shall thereafter be deemed principal for all purposes hereunder). Unless payable sooner pursuant to the terms of this Note, Borrowers shall, jointly and severally, repay the principal balance of the Loans and all other Obligations in cash on the Termination Date. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder. The Loan may be prepaid by Borrower in whole or in part at any time.

3.03 Costs and Expenses.

Borrowers shall reimburse Lender for all costs and expenses, including expenses and fees of third-party service providers, legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by Lender in connection with the (i) documentation and consummation of this Loan and any other transactions between a Borrower and Lender related to this Loan, including amendments to this Note or any Loan Document, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) the realization upon, disposition or sale of, any or all of the Collateral; (v) administration, monitoring, processing and servicing of the Loans, the Loan Documents, and the Collateral; (vi) enforcement of any of Lender’s rights under this Note or any other Loan Document (including any costs and expenses of any third party provider engaged by Lender for such purposes); and (vii) the retention of any payments or transfers of any kind made to Lender by or on account of this Note, including the granting of liens, collateral rights, security interests, or payment protection of any type, in any action brought or threatened against Lender including any avoidance action in a bankruptcy or similar proceeding.

3.04 Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to Borrowers under the Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Note are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

3.05 Computation of Interest and Fees.

All interest accruing on the outstanding principal amount of the Loans and fees hereunder outstanding from time to time shall be calculated on the basis of actual number of days elapsed in a 360-day year, which results in more interest charged than if interest were calculated based on a 365-day year.

3.06 Payments Generally.

All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Lender in Dollars and in immediately available funds not later than 1:00 p.m. (New York time) on the date specified herein. All payments received by Lender after 1:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrowers shall come due on a day other than a Business Day, then payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

4. GRANT OF SECURITY INTEREST TO LENDER.

As security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Obligations, each Borrower hereby grants to Lender a continuing security interest in all of such Borrower’s right, title, and interest in the following property, whether now or hereafter existing, acquired or arising and wherever now or hereafter located: (a) the Collateral under and as defined in the Affiliated Term Loan Agreement; (b) all cash received by any Borrower from BETR and its affiliates pursuant to any Borrower’s equity interest in any revenue sharing agreement and any other agreements with, BETR, including the Online Market Access Agreement between NewCo and BETR dated July 14, 2022, as the same may be amended from time to time, including the next quarterly payment after the date hereof payable to any Borrower by BETR in an amount of $87,500.00; (c) any warrant to purchase Class A Common Stock of BETR owned by any Borrower; (d) all revenue received by any Borrower pursuant to the Retail Lease between HOF VR II and TBK Operating Company, LLC (the “Retail Lease”) dated December 22, 2021 (less (i) the license fees paid to Top Golf USA under the Swing Suite License Agreement dated October 8, 2020, as amended, and required maintenance costs associated with the Topgolf operation at the Premises (as defined in the Retail Lease) and (ii) with respect to the operation of the Brew Kettle restaurant subject to the Retail Lease, the costs associated with taxes, insurance and required maintenance of such Brew Kettle restaurant), as the same may be amended from time to time; (e) all funds received by any Borrower from Visit Canton in respect of the Visit Canton Sponsorship Agreement; (f) all Accounts, Chattel Paper, Instruments, Documents, General Intangibles, Investment Property, Deposit Accounts, Securities, bank accounts, deposits and cash consisting of, in any way arising out of, or otherwise related to any of the property otherwise described in this Section 4 and; (g) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of each Borrower’s books and records relating to any of the foregoing.

5. COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Note, unless Borrowers obtain Lender’s prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, each Borrower at all times agrees and covenants as follows:

5.01 Indebtedness.

No Borrower shall, without Lender’s prior written consent (which consent may be withheld for any reason) create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness other than the Obligations and other indebtedness disclosed to Lender in writing as being in existence as of the Closing Date.

5.02 Liens.

No Borrower shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of the Collateral other than those in favor of Lender.

5.03 Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

No Borrower shall (a) form any subsidiaries other than those in existence as of the Closing Date; (b) enter into any merger or consolidation (other than the Take Private Transaction); (c) change the state of such Borrower’s organization or enter into any transaction which has the effect of changing such Borrower’s state of organization; (d) modify its organizational documents; (e) if such Borrower is a limited liability company, divide into multiple limited liability companies; (f) sell, lease or otherwise dispose of any of its assets or make any payments other than in the ordinary course of business or as otherwise expressly permitted hereunder; (g) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; (h) enter into any joint ventures or partnerships with any other Person; or (i) enter into any other transaction outside the ordinary course of such Borrower’s business, including any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest.

5.04 Use of Proceeds.

No Borrower shall use the proceeds of any Loan funds provided by Lender to Borrowers for any purpose other than as set forth in the applicable Advancement Request, which shall be for general corporate purposes consistent with the approved business and cash flow plan of Borrowers as approved by Lender.

5.05 Visit Canton Sponsorship Agreement.

HOFREC shall, promptly following the Closing Date, use commercially reasonable efforts to negotiate the Visit Canton Sponsorship Agreement with Visit Canton on terms that are satisfactory to Lender in its sole discretion.

5.06 Take Private Transaction Milestones.

HOFREC will use its good faith efforts toward achievement of take private transaction deal milestones to be mutually agreed by the parties hereto (acting reasonably).

5.07 Status Calls. Borrowers and Lender will conduct a weekly status call at a mutually agreeable time to discuss Borrowers’ business and other matters relating to the Loans, including, without limitation, the status of the Take Private Transaction. Such status calls shall include (at a minimum), HOFREC’s SVP of finance, and shall include weekly reporting of the balance of all Borrower funds.

5.08 Blocked Accounts.

(a) On or before the date that is fifteen (15) days following the Closing Date, Borrowers shall establish one or more Blocked Accounts and shall at all times thereafter cause all payments, deposits, money, revenue and cash received by Borrowers constituting Collateral (“Cash Collateral”) solely in such Blocked Accounts. If any Borrower, any subsidiary of Borrower, any shareholder, officer, director, employee or agent of a Borrower or any subsidiary of a Borrower, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments consisting of Cash Collateral, such Borrower and each such Person shall promptly upon receipt thereof remit the same (or cause the same to be remitted) in kind to a Blocked Account. The financial institution with which a Blocked Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Blocked Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in such Blocked Account without further consent from any Borrower, that such financial institution has no right to setoff against such Blocked Account or against any other account maintained by such financial institution into which Cash Collateral is transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in such Blocked Account on a daily basis as such funds are collected.

(b) Each Borrower agrees that all payments made to such Blocked Account or otherwise received by Lender will be applied on account of the Obligations in such order and at such times as Lender shall determine its sole discretion.

(c) Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Blocked Accounts. All of such fees, costs and expenses if not paid by a Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(d) All checks, drafts, instruments and other items of payment or Proceeds of Cash Collateral shall be endorsed by the applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower’s behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; and (ii) to take control in any manner of any item of payment or Proceeds thereof.

5.09 Creation and Preservation of Collateral; Perfection of Security Interests; Further Assurances.

(a) Each Borrower shall, at Lender’s request, at any time and from time to time, promptly (and in any event within five (5) Business Days) authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable, in its sole discretion, in order to establish and maintain a valid, attached and first priority perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Further, each Borrower shall within fifteen (15) days hereof deliver the original of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender and take such other actions reasonably requested by Lender to effectuate the pledged of such Collateral, in each case, in form and substance acceptable to Lender in its sole discretion. Without limiting the generality of the foregoing, promptly following the Closing Date, and in any event within ten (10) Business Days after the Closing Date, Borrowers shall use reasonable best efforts to deliver and/or cause to be delivered, in form and substance satisfactory to Lender in its sole discretion, an amendment to any warrants constituting Collateral expressly authorizing and reaffirming the pledge of any such warrant to the Lender as Collateral and acknowledging the Lender as a “permitted transferee” thereunder.

(b) Each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral and to take any and all actions as Lender deems necessary in connection with the rights afforded Lender hereby pursuant to Section 6.02.

(c) Without limiting the generality of the foregoing, each Borrower shall promptly (and in any event within five (5) Business Days) upon request by the Lender, (a) correct any material defect or error that may be discovered hereunder, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including promptly completing any registration or stamping of documents as may be applicable) as the Lender may reasonably require from time to time as necessary (i) to carry out the purposes of this Note, (ii) to subject the Collateral to the liens hereof, (iii) to perfect and maintain the validity, effectiveness and priority of any of the liens hereunder, and (iv) convey, grant, assign, transfer, preserve and protect the rights now or hereafter granted to the Lender hereunder.

6. DEFAULT AND REMEDIES.

6.01 Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrowers hereunder:

(a) Payment. The failure of any Borrower to pay any of the Obligations when due; or

(b) Breach of Loan Documents. The failure of any Borrower to perform, keep or observe any of the other covenants, conditions, promises, agreements or obligations of any Borrower under any of the Loan Documents;

(c) Intentionally Deleted.; or

(d) Breach of Representations and Warranties. The making or furnishing by any Borrower to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with the Loan Documents, which is untrue or misleading in any material respect as of the date made; or

(e) Loss of Collateral. A conveyance, transfer or other disposition occurs with respect to, or any writ or warrant of attachment or execution or similar process is issued or levied against, any Collateral that is not expressly permitted by this Agreement; or

(f) Bankruptcy or Similar Proceedings. The commencement of any (i) involuntary proceedings in bankruptcy against a Borrower or for the liquidation or reorganization of a Borrower, or alleging that a Borrower is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of a Borrower’s debts, whether under the Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving a Borrower, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days or (ii) voluntary proceedings by a Borrower seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing; or

(g) Appointment of Receiver. The involuntary appointment of a receiver or trustee for a Borrower, for any of the Collateral or for any substantial part of a Borrower’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation (excluding the Take Private Transaction), of a Borrower which is a corporation, limited liability company or a partnership; or

(h) Judgment. The entry of any judgments or orders aggregating in excess of $150,000 against a Borrower which remains unsatisfied or undischarged and in effect for 30 days after such entry without a stay of enforcement or execution; or

(i) Dissolution of Borrower. The dissolution of a Borrower which is a partnership, limited liability company, corporation or other entity.

6.02 Remedies.

(a) Upon the occurrence of an Event of Default described in Section 6.01(f) or (g), all of the Obligations shall immediately and automatically become due and payable in cash, without notice of any kind. Upon the occurrence of any other Event of Default, all Obligations may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable in cash.

(b) During a Default Period, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in the Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, (i) suspend, terminate or limit any further loans or other extensions of credit under this Note and the other Loan Documents, (ii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of a Borrower’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of any Borrower’s premises without cost to Lender, and/or (iii) to cause any warrants constituting Collateral to be re-registered in the name of Lender. At Lender’s request, each Borrower shall, at each Borrower’s expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender. Borrower recognizes that if any Borrower fails to perform, observe or discharge any of its Obligations under the Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least 10 days prior to such disposition and such notice shall (i) describe Lender and the applicable Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

(c) Intentionally Deleted.

(d) Lender shall have the right, but not the obligation, to continue to extend the Loans during any Default Period without waiving any Event of Default or the default remedies of Lender and on such terms and conditions as Lender elects in its sole discretion.

(e) In addition to all other rights, options and remedies granted or available to Lender under this Note or the other Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence of an Event of Default, Lender may, in its sole discretion, commence accruing interest on the Loans at a rate up to the Default Rate. Additionally, at any time after the occurrence and during the continuance of any event which with the giving of notice or the passage of time or both would become an Event of Default, Lender may, in its sole discretion, withhold or cease making Loans.

6.03 Commercially Reasonable Sales.

To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to decline to provide credit to any potential purchaser of the Collateral in connection with Lender’s disposition of the Collateral, (k) to disclaim disposition warranties, (l) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (m) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the UCC in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to a Borrower or to impose any duties on Lender that would not have been granted or imposed by this Note or by applicable law in the absence of this Section.

7. GENERAL PROVISIONS.

7.01 Indemnification. Each Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate and subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, charges, costs, expenses and disbursements of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws and regulations and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any other Loan Document, or any act, event or transaction related or attendant thereto, or the use or intended use of the proceeds of the Loans; provided, however, that such Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, claim, charge, cost, expense or disbursement covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing payment within ten (10) Business Days of a request therefor, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral. The provisions of this Section 7.01 shall survive the satisfaction and payment of the other Obligations and the termination of this Note.

7.02 Release of Claims. Each Borrower (each, a “Releasing Party”), hereby releases, remises, acquits and forever discharges Lender, each affiliate and subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof (all of the foregoing hereinafter called the “Released Matters”). Each Releasing Party acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Releasing Party represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

7.03 Notice.

All written notices and other written communications required with respect to this Note shall be sent by ordinary, certified or overnight mail, by email, or delivered in person, to the address or email address specified for Lender or any Borrower, as applicable, as set forth in this Section 7.03. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

Notice Address for Lender:

CH Capital Lending, LLC

12214 Lakewood Blvd
Doney, CA 90242
Attn:   Richard Klein; Jerry Brown
Email: rklein@industrialrealtygroup.com; jbrown@fms-law.com

With a copy to:

Bryan Cave Leighton Paisner LLC
One Atlantic Center, 14th Floor
1201 W. Peachtree St., N.W.

Atlanta, GA 30309

Attn:   Rick Miller; Amy Taylor Wilson

Email: rick.miller@bclplaw.com; amy.wilson@bclplaw.com

Notice Address for any Borrower:

Hall of Fame Resort & Entertainment Company
2014 Champions Gateway, Suite 100
Canton, OH 44708

Attn:   Michael Crawford; Tim Kelly

Email: Michael.Crawford@HOFVillage.com; tim.kelly@hofvillage.com

With a copy to:

Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attn:   J.R. England

Email: jengland@hunton.com

7.04 Governing Law; Construction; Forum Selection.

(a) THE LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW YORK, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Note.

(b) To induce Lender to accept this Note, each Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND STATE OF NEW YORK. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTY AND STATE. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS NOTE AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

7.05 Modification and Benefit of Agreement.

The Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrowers or such other Person who is a party to such Loan Document and Lender. No Borrower may sell, assign or transfer the Loan Documents or any portion thereof, including such Borrower’s rights, titles, interest, remedies, powers or duties hereunder and thereunder. Each Borrower hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of the Loan Documents or of any portion thereof, or participations therein, including Lender’s rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

7.06 Headings of Subdivisions.

The headings of subdivisions in this Note are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Note.

7.07 Power of Attorney.

Each Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the limited purposes expressly specified in this Note is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Note is terminated.

7.08 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) The Loan Documents and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. This Note and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Note or any of the Loan Documents by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

(b) The words “execution,” “signed,” “signature,” and words of like import in this Note and the other Loan Documents will be deemed to include electronic signatures or electronic records, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

7.09 WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a) EACH BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN ANY BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES, NOR ANY DAMAGES FOR LOST PROFITS.

(b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to such Borrower.

(d) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE SUCH BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

(e) Lender’s failure, at any time or times hereafter, to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Note or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Note or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under any Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in the Loan Documents and no Event of Default under this Note or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrowers specifying such suspension or waiver.

7.10 Reinstatement. Notwithstanding any prior revocation, termination, surrender, or discharge of this Note in whole or in part, the effectiveness of this Note shall automatically continue or be reinstated in the event that any payment, proceeds received or credit given by Lender in respect of the Obligations is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case, this Note shall be enforceable against each Borrower as if the returned, disgorged, or rescinded payment, proceeds or credit had not been received or given by Lender, and whether or not Lender relied upon this payment, proceeds or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Note, each Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of any Borrower to do so shall not affect in any way such continuation or reinstatement.

8. MULTIPLE BORROWERS

8.01 Joint and Several Liability.

Each Borrower agrees that it is jointly and severally liable for all Obligations and all agreements under the Loan Documents. Each Borrower agrees its obligations under the Loan Documents shall be unconditional, irrespective of (a) the absence of any attempt to collect a Borrower’s Obligations from any Borrower or any guarantor or other action to enforce the same; (b) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrowers’ Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (c) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Obligations; (d) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (e) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of Borrowers’ Obligations; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

8.02 Savings Clause.

Notwithstanding any provisions of this Note to the contrary, it is intended that the joint and several nature of the Obligations of Borrowers and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Lender and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Obligations of such Borrower and this Note shall automatically be deemed to have been amended accordingly. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

8.03 Financial Information.

Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

8.04 Joint Enterprise.

Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the Loans, all to their mutual advantage. Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

8.05 Subordination.

Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Borrower, howsoever arising, to the full payment in cash of all Obligations and termination of this Note.

8.06 Waivers.

Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations. The provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business. Each Borrower expressly waives the right to exercise any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Note.

8.07 Remedies.

Lender may, in its sole discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Lender may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale. Lender has the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Obligations as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of the other Borrowers.

8.08 Keepwell.

Each Borrower that is a Qualified ECP (as defined below) when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Borrower that is not a Qualified ECP with respect to such Swap Obligation as may be needed by such Borrower that is not a Qualified ECP from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Payment in Full. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Borrower for all purposes of the Commodity Exchange Act. As used in this Note, “Qualified ECP” means any Borrower with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[signature page to follow]

The parties have duly executed this Note as of the date first written above.

Borrowers:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	Chief Executive Officer

HOF VILLAGE NEWCO, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	Chief Executive Officer

HOF VILLAGE RETAIL I, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	Chief Executive Officer

HOF VILLAGE RETAIL II, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	Chief Executive Officer

Lender:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company

By:	Holdings SPE Manager, LLC, its Manager

By:	/s/ Richard H. Klein
Name:	Richard H. Klein
Title:	Chief Financial Officer